UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 6, 2010

GeoEye, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33015	20-2759725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21700 Atlantic Blvd., Dulles, Virginia		20166
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-480-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2010, the National Geospatial-Intelligence Agency ("NGA") gave an award under the NGA’s EnhancedView program to GeoEye Imagery Collection Systems Inc., a wholly-owned subsidiary of GeoEye, Inc.

The award provides for the engineering, construction and launch of the GeoEye-2 satellite, and the design and procurement of associated ground station equipment. Pursuant to the contract terms, NGA will contribute up to 40% of the overall construction costs of the GeoEye-2 program, subject to certain contract limitations.

The award also provides for: (a) satellite imagery deliveries under a Service Level Agreement ("EnhancedView SLA"); (b) the design and procurement of additional infrastructure to support government operations; and (c) NGA to have the option to buy value-added products and other services. The term of the EnhancedView SLA is one year, with nine one-year options; it will replace the SLA currently in place with NGA through its NextView program. Imagery deliveries under the EnhancedView SLA begin on September 1, 2010 and will be made by the company’s existing satellite constellation, with the GeoEye-2 satellite providing additional imagery as it comes on-line. The GeoEye-2 satellite is expected to begin delivering imagery under the SLA in early 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoEye, Inc.

August 6, 2010	By:	/s/ William L. Warren

Name: William L. Warren
Title: Senior Vice President, General Counsel and Secretary